EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 on Form S-8 (Registration Statement No. 333-34517-2), of Cendant Corporation (formerly "CUC International Inc.") pertaining to the HFS Incorporated 1992 Incentive Stock Option Plan and HFS Incorporated Amended and Restated 1993 Stock Option Plan of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1997, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

Stamford, Connecticut
December 17, 1997